                                              AMERICAN SKANDIA TRUST
                                              SUB-ADVISORY AGREEMENT
                                              ----------------------

THIS AGREEMENT is between American Skandia Investment  Services,  Incorporated and Prudential  Investments LLC (the
"Investment Manager") and Neuberger Berman Management, Inc. (the "Sub-Advisor").

WHEREAS  American  Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

WHEREAS the  trustees  of the Trust (the  "Trustees")  have  engaged the  Investment  Manager to act as  investment manager for the AST Neuberger  Berman Mid-Cap Growth  Portfolio (the  "Portfolio")  under the terms of a management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS the  Investment  Manager has engaged the  Sub-Advisor  and the Trustees have approved the engagement of the
Sub-Advisor to provide investment advice and other investment services set forth below;

NOW, THEREFORE the Investment Manager and the Sub-Advisor agree as follows:

1.       Investment  Services.  The  Sub-Advisor  will  furnish the  Investment  Manager with  investment  advisory
         --------------------
services  in  connection  with a  continuous  investment  program  for the  Portfolio  which  is to be  managed  in accordance with the investment  objective,  investment  policies and  restrictions of the Portfolio as set forth in the  Prospectus  and  Statement  of  Additional  Information  of the  Trust  and in  accordance  with  the  Trust's
Declaration of Trust and By-Laws.  Officers,  directors,  and employees of Sub-Advisor will be available to consult with  Investment  Manager and the Trust,  their  officers,  employees and Trustees  concerning  the business of the
Trust.  Investment  Manager  will  promptly  furnish  Sub-Advisor  with  any  amendments  to such  documents.  Such amendments will not be effective with respect to the Sub-Advisor until receipt thereof.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which is in turn  subject to the supervision and control of the Trust's Board of Trustees,  the  Sub-Advisor,  will in its discretion  determine and select the  securities  to be  purchased  for and sold from the  Portfolio  from time to time and will place orders with and give  instructions to brokers,  dealers and others for all such  transactions and cause such  transactions to be  executed.  The  Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment
Manager will authorize the Custodian to honor orders and  instructions by employees of the  Sub-Advisor  authorized by the  Investment  Manager to settle  transactions  in respect of the  Portfolio.  No assets may be withdrawn from the  Portfolio  other than for  settlement  of  transactions  on behalf of the  Portfolio  except  upon the written authorization of appropriate  officers of the Trust who shall have been certified as such by proper  authorities of the Trust prior to the withdrawal.

         The  Sub-Advisor,  to the extent  necessary  in its sole  judgment,  will  obtain and  evaluate  pertinent information  about  significant  developments and economic,  statistical and financial data,  domestic,  foreign or otherwise,  whether affecting the economy generally or the Portfolio,  and concerning the individual  issuers whose securities  are included in the  Portfolio or the  activities  in which they engage,  or with respect to securities which the Sub-Advisor considers desirable for inclusion in the Portfolio.

         The  Sub-Advisor  represents  that it reviewed  the  Registration  Statement of the Trust,  including  any amendments or supplements  thereto,  and any Proxy Statement  relating to the approval of this Agreement,  as filed with the Securities and Exchange  Commission and represents and warrants that with respect to disclosure  about the
Sub-Advisor or information  relating to the Sub-Advisor or the investment  program conducted by the Sub-Advisor for the Portfolio or which  otherwise  relates  directly or indirectly  to the  Sub-Advisor's  activities in connection with the Portfolio (such  disclosure and information  being  hereinafter  collectively  referred to as "Sub-Advisor
Information"),  such  Registration  Statement or Proxy Statement  contains,  as of their  respective  dates and, if later,  the  effective  date of this  Agreement,  no untrue  statement of any  material  fact and does not omit any statement of material fact which was required to be stated  therein or necessary to make the  statements  contained therein not  misleading;  it being  understood  that the  Sub-Advisor  shall have no  responsibility  for any other portion of the Registration  Statement or Proxy Statement..  The Sub-Advisor  further  represents and warrants that it is an investment  advisor registered under the Investment  Advisers Act of 1940, as amended,  and under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

         In furnishing  the services  under this  Agreement,  the  Sub-Advisor  will use its best efforts to comply with  the  requirements  of the ICA and  Sections  817(h)  and  851(b)(2)  and (3) of the  Internal  Revenue  Code,
applicable to the Portfolio,  and the regulations promulgated  thereunder.  Sub-Advisor shall comply with (i) other applicable  provisions of state or federal law; (ii) the provision of the  Declaration  of Trust and By-Laws of the
Trust; (iii) policies and  determinations of the Trust and Investment  Manager;  (iv) the fundamental  policies and investment  restrictions  of the Trust,  as set out in the  Trust's  registration  statement  under the ICA,  or as amended by the Trust's shareholders;  (v) the Prospectus and Statement of Additional  Information of the Trust; and
(vi)  investment  guidelines or other  instructions  received in writing from Investment  Manager.  Notwithstanding the above,  the Sub-Advisor  shall have no  responsibility  to monitor  compliance with limitations or restrictions for which it has not received  sufficient  information  from the  Investment  Manager or its  authorized  agents to enable the Sub-Advisor to monitor  compliance with such  limitations or restrictions.  Sub-Advisor  shall supervise and monitor the investment program of the Portfolio.  The Investment  Manager  acknowledges to the Sub-Advisor that
the  Investment  Manager  also  is  responsible  to  the  Trust  for  monitoring   compliance  with  the  foregoing
requirements;  it  being  understood  that  such  acknowledgement  shall  in  no  way  diminish  the  Sub-Advisor's responsibilities under this provision.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other sub-advisors  to provide  investment  advice and other  services in relation to  portfolios  of the Trust for which
Sub-Advisor does not provide such services,  or to prevent  Investment  Manager from providing such services itself in relation to such  portfolios.  The  Sub-Advisor  and the  Investment  Manager  understand  and agree that if the
Investment  Manager manages the Portfolio in a  "manager-of-managers"  style,  the Investment  Manager will,  among other things,  (i) continually  evaluate the performance of the Sub-Advisor  through  quantitative  and qualitative analysis and consultations  with the Sub-Advisor,  (ii) periodically make  recommendations  to the Trust's Board as to whether the  contract  with one or more  sub-advisors  should be  renewed,  modified  or  terminated,  and (iii)
periodically  report to the Trust's Board  regarding the results of its evaluation and  monitoring  functions.  The
Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the  Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees that it shall not consult with any other  Sub-Advisor  to the  Portfolio  or the Trust with respect to  transactions  in  securities  for the
Portfolio's  portfolio or any other  transactions of Portfolio assets.  The Sub-Advisor  further  acknowledges that it shall not consult with any other  sub-advisor of the Portfolio that is a principal  underwriter or an affiliated person of a principal  underwriter with respect to transactions in securities for the Portfolio's  portfolio or any other  transactions of Portfolio assets,  and that its investment  advisory  responsibilities  as set forth in this
Agreement  are limited to such  discrete  portion of the  Portfolio's  portfolio as  determined  by the  Investment
Manager.

2.       Delivery of Documents to Sub-Advisor.  The Investment  Manager has furnished the  Sub-Advisor  with copies
         ------------------------------------
of each of the following documents:

         (a)      The Declaration of Trust of the Trust as in effect on the date hereof;

         (b)      The By-laws of the Trust in effect on the date hereof;

         (c)      The  resolutions of the Trustees  approving the  engagement of the  Sub-Advisor as Sub-Advisor to the Investment Manager and approving the form of this agreement;

         (d)      The  resolutions of the Trustees  selecting the Investment  Manager as investment  manager to the
                  Trust and approving the form of the Investment Manager's Management Agreement with the Trust;

         (e)      The Investment Manager's Management Agreement with the Trust;

         (f)      The Code of Ethics of the Trust and of the Investment Manager as currently in effect;

(g)      A list of companies the securities of which are not to be bought or sold for the Portfolio;

(h)      the Registration Statement of the Trust;

(i)      the Proxy Statement relating to this Agreement; and

         (j)      the Investment Manager's most recent balance sheet.

The  Investment  Manager  will  furnish  the  Sub-Advisor  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements  as to items (a) through (f) above will be provided  within 30 days of the time such  materials  became available to the  Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the
Investment  Manager.  The  Investment  Manager will advise the  Sub-Advisor  30 days prior to the effective date of any changes in the  investment  objective,  investment  policies,  or  investment  restrictions  applicable  to the
Portfolio.

3.       Delivery of Documents to the Investment  Manager.  The  Sub-Advisor  has furnished the Investment  Manager
         ------------------------------------------------
with copies of each of the following documents:

         (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

         (b)      The Sub-Advisor's most recent balance sheet;

         (c)      Separate lists of persons who the  Sub-Advisor  wishes to have  authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio;

         (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

The  Sub-Advisor  will  furnish  the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all material  amendments of or supplements to the foregoing,  if any. Such amendments or  supplements  as to items (a)  through  (d) above  will be  provided  within 30 days of the time such  materials became available to the Sub-Advisor.

4.       Investment Advisory  Facilities.  The Sub-Advisor,  at its expense,  will furnish all necessary investment
         -------------------------------
facilities, including salaries of personnel required for it to execute its duties faithfully.

5.       Execution  of  Portfolio  Transactions.   Sub-Advisor  is  responsible  for  decisions  to  buy  and  sell
         --------------------------------------
securities  for the  Portfolio,  broker-dealer  selection,  and  negotiation  of its  brokerage  commission  rates.
Sub-Advisor  shall  determine  the  securities  to  be  purchased  or  sold  by  the  Portfolio   pursuant  to  its
determinations  with or through such persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage as set forth in the Trust's  Prospectus  and  Statement  of  Additional  Information,  or as the Board of
Trustees may determine from time to time.  The  Sub-Advisor  may consider sale of the shares of the  Portfolio,  as well as  recommendations  of the  Investment  Manager,  subject  to the  requirements  of best net  price  and most favorable execution.

               With respect to brokerage, the Sub-Advisor will take the following into consideration:  the best net price  available;  the  reliability,  integrity  and  financial  condition  of the  broker-dealer;  the size of and difficulty  in  executing  the  order;  and the value of the  expected  contribution  of the  broker-dealer  to the investment  performance  of  the  Portfolio  on  a  continuing  basis.  Accordingly,  the  cost  of  the  brokerage commissions  to the  Portfolio  may be  greater  than that  available  from  other  brokers  if the  difference  is reasonably  justified by other aspects of the portfolio  execution  services offered.  Subject to such policies and procedures as the Board of Trustees of the Trust may determine,  the Sub-Advisor  shall not be deemed to have acted unlawfully  or to  have  breached  any  duty  solely  by  reason  of  its  having  caused  the  Portfolio  to pay a broker-dealer  that provides  research  services to the Sub-Advisor for the Portfolio's use an amount of commission for  effecting a portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer would have charged for effecting that  transaction,  if the  Sub-Advisor  determines in good faith that such amount of commission was reasonable in relation to the value of the research services  provided by such broker,  viewed in terms of either that  particular  transaction or the  Sub-Advisor's  ongoing  responsibilities  with respect to the
Portfolio.  The  Sub-Advisor  is further  authorized to allocate the orders placed by it on behalf of the Portfolio to such  broker-dealers  who also provide research or statistical  material,  or other services to the Portfolio or the Sub-Advisor.  Such allocation  shall be in such amounts and proportions as the Sub-Advisor  shall determine and the  Sub-Advisor  will  report  on said  allocations  to the  Investment  Manager  regularly  as  requested  by the
Investment  Manager and, in any event, at least once each calendar year if no specific request is made,  indicating the brokers to whom such allocations have been made and the basis therefor.

6.       Reports by  Sub-Advisor.  The  Sub-Advisor  shall furnish the Investment  Manager  monthly,  quarterly and
         -----------------------
annual reports  concerning  transactions and performance of the Portfolio,  including  information  required in the
Trust's  Registration,  in such form as may be mutually agreed,  to review the Portfolio and discuss the management of it. The  Sub-Advisor  shall  permit  books and records  maintained  by it with  respect to the  Portfolio  to be inspected and audited by the Trust,  the Investment  Manager or their agents at all reasonable  times during normal business  hours.  The  Sub-Advisor  shall  immediately  notify and  forward to both  Investment  Manager  and legal counsel  for the Trust any legal  process  served  upon it on behalf of the  Investment  Manager or the Trust.  The
Sub-Advisor  shall promptly notify the Investment  Manager of any changes in any Sub-Advisor  Information  included in the Trust's Registration Statement.

7.       Compensation  of Sub-Advisor.  The amount of the  compensation to the Sub-Advisor is computed at an annual
         ----------------------------
rate.  The fee is payable  monthly in arrears,  based on the  average  daily net assets of the  Portfolio  for each month, at the annual rates shown below.

         For all services  rendered,  the Investment  Manager will calculate and pay the  Sub-Advisor at the annual rate of:  .45% of the portion of the net assets of the  Portfolio  not in excess of $100  million;  and .40% of the portion in excess of $100 million.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio shall be valued as set forth in the then  current  registration  statement  of the Trust.  If this  agreement  is  terminated,  the payment shall be prorated to the date of termination.

         Investment  Manager  and  Sub-Advisor  shall not be  considered  as partners  or  participants  in a joint venture.  Sub-Advisor  will pay its own  expenses for the services to be provided  pursuant to this  Agreement  and will not be  obligated  to pay any  expenses  of  Investment  Manager or the Trust.  Except as  otherwise  provided herein, Investment Manager and the Trust will not be obligated to pay any expenses of Sub-Advisor.

8.       Confidential  Treatment.  It is  understood  that  any  information  or  recommendation  supplied  by  the
         -----------------------
Sub-Advisor in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the Trust or such  persons  the  Investment  Manager  may  designate  in connection with the Portfolio.  It is also  understood  that any information  supplied to Sub-Advisor in connection with the  performance  of its  obligations  hereunder,  particularly,  but not limited  to, any list of  securities which, on a temporary  basis,  may not be bought or sold for the Portfolio,  is to be regarded as confidential  and for use only by the Sub-Advisor in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this Agreement hereby  acknowledges  that it is registered
         -------------------------------
as an investment  advisor under the  Investment  Advisers Act of 1940, it will use its  reasonable  best efforts to maintain  such  registration,  and it will  promptly  notify  the other if it ceases  to be so  registered,  if its registration  is  suspended  for any  reason,  or if it is  notified  by any  regulatory  organization  or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

10.      Liability.  The Sub-Advisor  shall give the Portfolio the benefit of the  Sub-Advisor's  best judgment and
         ---------
efforts in rendering its services  hereunder.  As an inducement to the  Sub-Advisor's  undertaking  to render these services,  the parties agree that, except as provided in Section 14 hereunder,  the Sub-Advisor shall not be liable to the Trust or its  shareholders  or to the  Investment  Manager  for any  mistake in  judgment  or for any act or omission  resulting  in any loss in  connection  with  any  service  provided  herein  in the  absence  of  willful misfeasance,  bad faith,  gross  negligence or reckless  disregard for its obligations  hereunder.  The Sub-Advisor and the Investment  Manager further agree that the Sub-Advisor  shall bear no  responsibilities  or obligations for any  portfolios of the Trust other than the Portfolio  and any other  portfolio  with respect to which it serves as sub-advisor.

         The Investment  Manager agrees that the  Sub-Advisor  shall not be liable for any failure to recommend the purchase  or sale of any  security on behalf of the  Portfolio  on the basis of any  information  which  might,  in
Sub-Advisor's opinion, constitute a violation of any federal or state laws, rules or regulations.

11.      Other  Activities of Sub-Advisor.  Investment  Manager agrees that the Sub-Advisor and any of its officers
         --------------------------------
or  employees,  and  persons  affiliated  with it or with  any such  officer  or  employee  may  render  investment management or advisory services to other investors and  institutions,  and such investors and institutions may own, purchase or sell,  securities  or other  interests  in property  the same as or similar to those which are selected for purchase,  holding or sale for the Portfolio,  and the Sub-Advisor shall be in all respects free to take action with respect to investments  in securities or other  interests in property the same as or similar to those selected for purchase,  holding or sale for the  Portfolio.  Purchases  and sales of individual  securities on behalf of the
Portfolio  or  accounts  for other  investors  or  institutions  will be made on a basis that is  equitable  to the
Portfolio  and other  accounts.  Nothing in this  agreement  shall impose upon the  Sub-Advisor  any  obligation to purchase or sell or  recommend  for  purchase or sale,  for the  Portfolio  any  security  which it, its  officers, affiliates or employees may purchase or sell for the Sub-Advisor or such  officer's,  affiliate's or employee's own accounts or for the account of any other client, advisory or otherwise.

12.      Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
         -----------------------------
date hereof,  and is renewable  annually  thereafter by specific  approval of the Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities of the Portfolio.  Any such renewal shall be approved by the vote of a  majority  of the  Trustees  who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such renewal.  This  agreement may be  terminated  without  penalty at any time by the Investment  Manager or Sub-Advisor upon 60 days written notice,  and will  automatically  terminate in the event of its assignment by either party to this Agreement,  as defined in the ICA, or (provided  Sub-Advisor has received prior written notice thereof) upon termination of the Investment  Manager's  Management Agreement with the Trust.

13.      Notification.  Sub-Advisor  will notify the Investment  Manager within a reasonable  time of any change in
         ------------
the personnel of the Sub-Advisor with  responsibility for making investment  decisions in relation to the Portfolio or who have been authorized to give instructions to a Custodian of the Trust.

         Any notice,  instruction or other  communication  required or  contemplated  by this agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Prudential Investments LLC
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Advisor:               Neuberger Berman Management, Inc.
                           605 Third Avenue
                           2nd Floor
                           New York, NY 10158-0180
                           Attention:  General Counsel

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.   The  Sub-Advisor  agrees  to  indemnify  and  hold  harmless  Investment  Manager,  any
         ---------------
affiliated  person  within the  meaning of Section  2(a)(3) of the 1940 Act  ("affiliated  person")  of  Investment
Manager (which shall not be deemed to include the Trust or the Portfolio) and each person,  if any who,  within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"),  controls  ("controlling  person") Investment
Manager,  against any and all losses,  claims,  damages,  liabilities or litigation (including reasonable legal and other expenses),  to which Investment  Manager or such affiliated  person or controlling  person may become subject under  the 1933 Act,  the 1940  Act,  the  Investment  Adviser's  Act of 1940  ("Adviser's  Act"),  under any other statute,  at common law or otherwise,  arising out of Sub-Advisor's  responsibilities  as portfolio  manager of the
Portfolio  (1) to the extent of and as a result of the  willful  misconduct,  bad  faith,  or gross  negligence  by
Sub-Advisor,  any of Sub-Advisor's  employees or representatives or any affiliate of or any person acting on behalf of  Sub-Advisor,  or (2) as a result of any  untrue  statement  or alleged  untrue  statement  of a  material  fact contained in  Sub-Advisor  Information  set forth in a prospectus or statement of additional  information  covering the Portfolio or the Trust or any amendment  thereof or any supplement  thereto or the omission or alleged omission to state  therein a material  fact  required to be stated  therein or necessary to make the  statement  therein not misleading,  if such a statement or omission was made in reliance upon written information  furnished to Investment
Manager,  the Trust or any  affiliated  person of the  Investment  Manager or the Trust or upon verbal  information confirmed  by the  Sub-Advisor  in  writing  for the  purpose of  inclusion  in such  prospectus  or  statement  of additional  information,  or (3) to the extent of, and as a result of, the failure of the  Sub-Advisor  to execute, or cause to be executed,  Portfolio  transactions according to the standards and requirements set forth in the 1940
Act;  provided,  however,  that in no case is  Sub-Advisor's  indemnity  in  favor  of  Investment  Manager  or any
      --------   -------
affiliated person or controlling  person of Investment  Manager deemed to protect such person against any liability to which  any such  person  would  otherwise  be  subject  by  reason  of  willful  misconduct,  bad faith or gross negligence in the  performance of its duties or by reason of its reckless  disregard of its  obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless  Sub-Advisor,  any affiliated  person within the meaning of Section 2(a)(3) of the 1940 Act  ("affiliated  person") of Sub-Advisor and each person,  if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"),  controls  ("controlling  person")
Sub-Advisor,  against any and all losses,  claims,  damages,  liabilities or litigation (including reasonable legal and other  expenses),  to which  Sub-Advisor or such  affiliated  person or  controlling  person may become subject under  the 1933 Act,  the 1940  Act,  the  Investment  Adviser's  Act of 1940  ("Adviser's  Act"),  under any other statute,  at common law or otherwise,  arising out of Investment  Manager's  responsibilities as investment manager of the Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or gross  negligence by Investment Manager,  any of Investment  Manager's employees or representatives or any affiliate of or any person acting on behalf of Investment  Manager,  or (2) as a result of any untrue statement or alleged untrue statement of a material  fact  contained  in  Sub-Advisor  Information  set forth in a prospectus  or  statement  of  additional information  covering  the  Portfolio  or the Trust or any  amendment  thereof  or any  supplement  thereto  or the omission or alleged  omission to state therein a material  fact required to be stated  therein or necessary to make the  statement  therein  not  misleading,  if such a  statement  or  omission  was made by the Trust  other than in reliance upon written  information  furnished by Sub-Advisor,  or any affiliated person of the Sub-Advisor or other than upon  verbal  information  confirmed  by the  Sub-Advisor  in writing  for the  purpose of  inclusion  in such prospectus or statement of  additional  information;  provided,  however,  that in no case is Investment  Manager's
                                                      --------   -------
indemnity in favor of Sub-Advisor or any affiliated person or controlling  person of Sub-Advisor  deemed to protect such  person  against  any  liability  to which any such  person  would  otherwise  be subject by reason of willful misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

15.      Warranty.  The Investment  Manager  represents and warrants that (i) the appointment of the Sub-Advisor by
         --------
the Investment  Manager has been duly  authorized and (ii) it has acted and will continue to act in connection with the  transactions  contemplated  hereby,  and the  transactions  contemplated  hereby are, in  conformity  with the
Investment Company Act of 1940, the Trust's governing documents and other applicable laws.

         The Sub-Advisor  represents and warrants that it is authorized to perform the services  contemplated to be performed hereunder.

16.      Governing  Law. This agreement is made under,  and shall be governed by and construed in accordance  with,
         --------------
the laws of the State of Connecticut.

The effective date of this agreement is October 31, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISOR:

__________________________________                            _____________________________________
Robert F. Gunia
Executive Vice President

Date:                                                                  Date:
         -----------------------------------                                    -----------------------------------

Attest:                                                                Attest:
         -----------------------------------                                    -----------------------------------